Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
James E. Skinner
Senior Vice President and Chief
Financial Officer
(214) 757-2954

Stacie Shirley
Vice President - Finance and
Treasurer
(214) 757-2967

The Neiman Marcus Group, Inc.
Commence Exchange Offer

DALLAS, Texas, June 5, 2006 - The Neiman Marcus Group, Inc. today announced that it has commenced offers to exchange (1) up to $700,000,000 in aggregate principal amount of its 9%/93/4% new Senior Notes due 2015 for a like principal amount of its currently outstanding 9%/93/4% Senior Notes due 2015 and (2) up to $500,000,000 in aggregate principal amount of its new 10⅜% Senior Subordinated Notes due 2015 for a like principal amount of its currently outstanding 10⅜% Senior Subordinated Notes due 2015. The new notes are substantially identical to the original notes, except that the new notes have been registered under the federal securities laws, are not subject to transfer restrictions and are not entitled to certain registration rights relating to the original notes.

This press release shall not constitute an offer to exchange nor a solicitation of an offer to exchange the original notes. The exchange offers are made only by the prospectus dated June 5, 2006.

A written prospectus providing the terms of each exchange offer may be obtained through the exchange agent - Wells Fargo Bank, National Association, Corporate Trust Operations, MAC N9303-121, P.O. Box 1517, Minneapolis, Minnesota 55480. These exchange offers commenced on June 5, 2006, and are scheduled to expire at 5 p.m. Eastern time (EST) on July 5, 2006, unless extended.

Neiman Marcus operations include the Specialty Retail Stores segment and the Direct Marketing segment. The Specialty Retail Stores segment consists primarily of Neiman Marcus and Bergdorf Goodman stores. The Direct Marketing segment conducts both print catalog and online operations under the Neiman Marcus, Horchow, and Bergdorf Goodman brand names. Information about Neiman Marcus can be accessed at www.neimanmarcus.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States or escalation in the international war on terrorism; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, "luxuries"; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.

These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.